UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2019

Sarepta Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14895	93-0797222
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 First Street
Suite 415
Cambridge, MA 02142

(Address of principal executive offices, including zip code)

(617) 274-4000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2019, Sarepta Therapeutics, Inc. (the “Company”) entered into a Change in Control and Severance Agreement (collectively, the “Change in Control Agreements”) and a severance letter agreement (collectively, the “Severance Letters”) with each of Sandesh Mahatme, the Company’s Executive Vice President, Chief Financial Officer and Chief Business Officer, David Tyronne Howton, Jr., the Company’s Executive Vice President, General Counsel and Corporate Secretary and Alexander “Bo” Cumbo, the Company’s Executive Vice President and Chief Commercial Officer (collectively, the “Named Executive Officers”), effective as of March 5, 2019 (the “Effective Date”).

Severance Letters with the Named Executive Officers

Other than with respect to the Change in Control Agreements, the Severance Letters replace and supersede the prior severance letters and other agreements with the Named Executive Officers, which generally provided for severance payments or benefits for 18 months following certain terminations occurring before June 1, 2018 and for 12 months following certain terminations occurring before February 1, 2019. The Severance Letters are substantially the same as the prior severance letters, except as follows:

(i)	Non-Competition Consideration

In consideration for the Named Executive Officer’s agreement to be bound by the restrictive covenants contained in the Severance Letter if the Named Executive Officer terminates employment with or without “Good Reason” (as defined below), or is terminated by the Company for “Cause” (as defined below), the Named Executive Officer will be entitled to continue to receive continued payments of his base salary at the then-current rate of pay for three months following such termination of employment (the “Non-Competition Consideration”). If the Named Executive Officer’s employment is terminated by the Company without Cause, the Named Executive Officer will be entitled to receive Non-Competition Consideration in consideration for the Named Executive Officer’s agreement to be bound by the restrictive covenants that will be set forth in the separation agreement that will be entered into by the Company and the Named Executive Officer in connection with such termination of employment (which restrictive covenants will be substantially the same as the restrictive covenants contained in the Severance Letter).

(ii)	Additional Severance

If the Named Executive Officer is terminated without Cause or resigns for Good Reason (a “Qualifying Termination”), then in addition to any accrued benefits (as set forth in the Severance Letters) and the Non-Competition Consideration, the Company will provide the Named Executive Officer with the following, subject to his or her timely execution, delivery, and non-revocation of a release of claims in favor of the Company and its affiliates:

•

Severance equal to the sum of nine months of the Named Executive Officer’s annual base salary and his target bonus for the year of termination, paid in equal installments over a nine-month period following the last payment of Non-Competition Consideration with respect to the salary component and paid in a lump sum with respect to the bonus component (such twelve month period, the “severance period”).

•

A monthly amount of the COBRA continuation coverage premium under the Company’s group health plans, subject to the Named Executive Officer’s co-payment of the applicable active employee rate, paid until the end of the severance period or, if earlier, the date the Named Executive Officer becomes eligible for group health insurance coverage through a new employer.

(iii)	Equity Awards

In the event of a Qualifying Termination, the Named Executive Officers have no less than 12 months following such termination (but not beyond the remaining term of the vested equity awards) to exercise the exercisable portion of any vested equity awards that were granted following the Effective Date. Further, the Named Executive Officers will not be entitled to accelerated vesting of any equity awards that were granted to the Named Executive Officers prior to the Effective Date, other than as provided in the Change in Control Agreements, regardless of any vesting acceleration provisions set forth in any prior agreements or applicable equity award agreements.

(iv)	Definitions

Terms as used and defined in the Severance Letters:

•

“Cause” generally means, with respect to the Named Executive Officer, subject to certain notice and cure provisions: (i) his substantial and repeated failure to perform his duties or follow the reasonable and legal written direction of the Chief Executive Officer; (ii) his willful material misconduct with respect to any material aspect of the business of the Company; (iii) the conviction of, or pleading of guilty or nolo contendere to, a felony or any crime involving moral turpitude; (iv) his performance of any material act of theft or fraud in connection with the performance of duties; or (v) a material breach of the Severance Letter, any written employment agreement between the Company and the Named Executive Officer, the Confidential Proprietary Rights and Non-Disclosure Agreement by and between the Company and the Named Executive Officer (the “Confidentiality Agreement”), any other written restrictive covenant agreement between the Company and the Named Executive Officer, or a material violation of the Company’s code of conduct or other written material policy of the Company.

•

“Good Reason” generally means, with respect to the Named Executive Officer, subject to certain notice and cure provisions: (i) material diminution in his base salary at the rate or his bonus target at the percentage, in each case, in effect immediately prior to the reduction; (ii) material diminution in his duties, authority or responsibilities; (iii) a relocation of his work location by more than 30 miles; or (iv) a material breach by the Company of the Severance Letter, any equity award agreement, Change in Control Agreement, the Confidentiality Agreement, or any written employment agreement between the Company and the Named Executive Officer then in effect.

Change in Control and Severance Agreements with the Named Executive Officers

The Change in Control Agreements entered into by the Named Executive Officers effective as of the Effective Date replace and supersede the terms and conditions of the Senior Vice President Change in Control and Severance Agreements by and between the Company and each of the Named Executive Officers (the “Prior CIC Agreements”). The terms and conditions of the Change in Control Agreements are substantially the same as the terms and conditions of the Prior CIC Agreements, except that the Change in Control Agreements (i) have a different definition of “Cause” (described below), (ii) contain provisions prohibiting solicitation of the Company’s customers during the Named Executive Officer’s employment with the Company and for one year thereafter, and (iii) contain mutual non-disparagement provisions.

As defined in the Change in Control Agreements, “Cause” means: (i) any material act of theft or fraud made by the Named Executive Officer in connection with his responsibilities as an employee; (ii) the Named Executive Officer’s conviction of, or plea of nolo contendere to, a felony or any crime involving fraud, embezzlement or any other act of moral turpitude; (iii) the Named Executive Officer’s willful material misconduct with respect to any material aspect of the business of the Company; (iv) the Named Executive Officer’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Named Executive Officer owes an obligation of nondisclosure as a result of the Named Executive Officer’s relationship with the Company; (v) the Named Executive Officer’s willful breach of any obligations under any written agreement or covenant with the Company; or (vi) the Named Executive Officer’s failure to perform his employment duties after the Named Executive Officer has received a written notice from the Company that specifically sets forth the factual basis for the Company’s belief that the Named Executive Officer has not substantially performed his duties and has failed to cure such non-performance to the Company’s satisfaction within 10 business days after receiving such notice.

The foregoing descriptions of the terms of the Change in Control Agreements and Letter Agreements do not purport to be a complete description and are qualified in their entirety by reference to the form of Change in Control Agreement and the Severance Letter that are expected to be filed as exhibits to the Company Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sarepta Therapeutics, Inc.

By:	/s/ Douglas S. Ingram
Douglas S. Ingram
President and Chief Executive Officer

Date: March 5, 2019